Exhibit 10.35

AMENDMENT TO
CONSENT UNDER THE AUGUST 31, 2017 SEVERANCE AGREEMENT

This AMENDMENT TO CONSENT UNDER THE AUGUST 31, 2017 SEVERANCE AGREEMENT (this “Amendment”) is made and entered into as of the 30th day of January, 2020 with reference to the Consent Under The August 31, 2017 Severance Agreement (the “Consent”) dated as of March 29, 2019, by and between PQ Corporation, a Pennsylvania corporation (the “Company”) and Scott Randolph (the “Executive”). Any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Consent.
WHEREAS, the Executive and the Company desire to amend the Consent on the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree and acknowledge as follows:

1.	The “Window Period”, as defined in Section 2 of the Amendment, shall begin on September 1, 2020 and end on September 15, 2020.

2.
If the Executive exercises his right under Section 2 of the Consent to make a claim for a Good Reason termination, the Executive’s separation of employment from the Company will be (unless otherwise agreed by the Company in writing) no sooner than December 31, 2020.

3.	Other than as set forth in this Amendment, the Consent is unchanged and unamended, and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date first written above.

EXECUTIVE

/s/ Scott Randolph
Scott Randolph

PQ CORPORATION

By: /s/ William J. Sichko Jr.
Name: William J. Sichko Jr.
Title: Chief Administrator Officer